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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 20, 2002
                                                         -----------------


                                 MATRITECH, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
     ----------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

              1-12128                                  4-2985132
       ------------------                 -----------------------------------
       (Commission File Number)          (IRS Employer Identification No.)


         330 NEVADA STREET, NEWTON, MASSACHUSETTS       02160 USA
    -------------------------------------------------------------------------
         (Address of principal executive offices)       (Zip Code)


               Registrant's telephone number, including area code:


                                 (617) 928-0820


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ITEM 5.  OTHER EVENTS.

         On November 20, 2002, Matritech, Inc. (the "Company") entered into an exclusive worldwide license and exclusive supply agreement with Sysmex Corporation, a Japanese company with offices in Kobe, Japan ("Sysmex") to develop an automated Pap smear test using Sysmex's flow cytometry technology and Matritech's NMP179(TM) protein biomarker. Under the agreement, Sysmex will buy $2 million of the Company's common stock, par value $.01 per share, at a price of approximately $2.55 per share and will make milestone payments to the Company as the product is developed which could equal $1 million if the development effort is successful. In addition, Sysmex will make quarterly payments to Matritech to offset its research and development efforts related to this product. Upon a successful completion, the Company will provide Sysmex with reagents and antibodies at production cost and Sysmex will pay the Company a royalty based on Sysmex's product sales.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 21st day of November, 2002.




                                          MATRITECH, INC.


                                          By: /s/ Stephen D. Chubb
                                              ----------------------------------
                                              Name: Stephen D. Chubb
                                              Title: Chief Executive Officer


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